                                                                   EXHIBIT 10.15


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                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 13, 2000


                                      AMONG


                         STORAGE TECHNOLOGY CORPORATION,


                             BANK OF AMERICA, N.A.,

                            AS ADMINISTRATIVE AGENT,


                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                               ABN AMRO BANK N.V.,

                                SYNDICATION AGENT


                         BANC OF AMERICA SECURITIES LLC,

                             SOLE LEAD ARRANGER AND
                                SOLE BOOK MANAGER





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

                                TABLE OF CONTENTS


         Section                                                                                                     Page
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

ARTICLE I DEFINITIONS..................................................................................................1

           1.1       Certain Defined Terms.............................................................................1
           1.2       Other Interpretive Provisions....................................................................16
           1.3       Accounting Principles............................................................................17

ARTICLE II THE CREDITS................................................................................................17

           2.1       Amounts and Terms of Commitment..................................................................17
           2.2       Loan Accounts....................................................................................17
           2.3       Procedure for Borrowing..........................................................................18
           2.4       Conversion and Continuation Elections............................................................19
           2.5       Voluntary Termination or Reduction of Commitments................................................20
           2.6       Optional Prepayments.............................................................................20
           2.7       Mandatory Prepayments of Loans; Mandatory Commitment Reductions..................................21
           2.8       Repayment........................................................................................21
           2.9       Interest.........................................................................................22
           2.10      Fees.............................................................................................23
           2.11      Computation of Fees and Interest.................................................................23
           2.12      Payments by the Borrower.........................................................................23
           2.13      Payments by the Banks to the Agent...............................................................24
           2.14      Sharing of Payments, Etc.........................................................................25
           2.15      Security.........................................................................................25

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY....................................................................25

           3.1       Taxes............................................................................................25
           3.2       Illegality.......................................................................................27
           3.3       Increased Costs and Reduction of Return..........................................................27
           3.4       Funding Losses...................................................................................28
           3.5       Inability to Determine Rates.....................................................................28
           3.6       Survival.........................................................................................28
           3.7       Notice of Claims.................................................................................28

ARTICLE IV CONDITIONS PRECEDENT.......................................................................................29

           4.1       Conditions to Agreement..........................................................................29
           4.2       Conditions to All Credit Extensions..............................................................31

ARTICLE V REPRESENTATIONS AND WARRANTIES..............................................................................32

           5.1       Corporate Existence and Power....................................................................32



                                       i.

         Section                                                                                                     Page
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
           5.2       Corporate Authorization; No Contravention........................................................32
           5.3       Governmental Authorization.......................................................................33
           5.4       Binding Effect...................................................................................33
           5.5       Litigation.......................................................................................33
           5.6       No Default.......................................................................................33
           5.7       ERISA Compliance.................................................................................33
           5.8       Use of Proceeds; Margin Regulations..............................................................34
           5.9       Title to Properties; Liens.......................................................................34
           5.10      Taxes............................................................................................34
           5.11      Financial Condition..............................................................................34
           5.12      Environmental Matters............................................................................35
           5.13      Collateral Documents.............................................................................35
           5.14      Regulated Entities...............................................................................35
           5.15      Copyrights, Patents, Trademarks and Licenses, Etc................................................35
           5.16      Subsidiaries.....................................................................................36
           5.17      Insurance........................................................................................36
           5.18      Full Disclosure..................................................................................36
           5.19      Projections......................................................................................36

ARTICLE VI AFFIRMATIVE COVENANTS......................................................................................36

           6.1       Financial Statements.............................................................................37
           6.2       Certificates; Other Information..................................................................37
           6.3       Notices..........................................................................................37
           6.4       Preservation of Corporate Existence, Etc.........................................................38
           6.5       Maintenance of Property..........................................................................39
           6.6       Insurance........................................................................................39
           6.7       Payment of Obligations...........................................................................39
           6.8       Compliance with Laws.............................................................................39
           6.9       Compliance with ERISA............................................................................39
           6.10      Inspection of Property and Books and Records.....................................................39
           6.11      Use of Proceeds..................................................................................40
           6.12      Disclosure; Further Assurances...................................................................40
           6.13      Financial Covenants..............................................................................40
           6.14      Patents and Permits..............................................................................42

ARTICLE VII NEGATIVE COVENANTS........................................................................................42

           7.1       Limitation on Liens..............................................................................42
           7.2       Disposition of Assets............................................................................44
           7.3       Consolidations and Mergers.......................................................................45
           7.4       Loans and Investments............................................................................45
           7.5       Transactions with Affiliates.....................................................................46
           7.6       Use of Proceeds..................................................................................47
           7.7       Contingent Obligations...........................................................................47
           7.8       Restricted Payments..............................................................................47
           7.9       ERISA............................................................................................47


                                       ii.

         Section                                                                                                     Page
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
           7.10      Change in Business...............................................................................48
           7.11      Accounting Changes...............................................................................48

ARTICLE VIII EVENTS OF DEFAULT........................................................................................48

           8.1       Event of Default.................................................................................48
           8.2       Remedies.........................................................................................50
           8.3       Rights Not Exclusive.............................................................................50
           8.4       Certain Financial Covenant Defaults..............................................................50

ARTICLE IX THE AGENT..................................................................................................51

           9.1       Appointment and Authorization; "Agent"...........................................................51
           9.2       Delegation of Duties.............................................................................51
           9.3       Liability of Agent...............................................................................51
           9.4       Reliance by Agent................................................................................52
           9.5       Notice of Default................................................................................52
           9.6       Credit Decision..................................................................................52
           9.7       Indemnification of Agent.........................................................................53
           9.8       Agent in Individual Capacity.....................................................................53
           9.9       Successor Agent..................................................................................53
           9.10      Withholding Tax..................................................................................54
           9.11      Collateral Matters...............................................................................55
           9.12      Co-Agents........................................................................................56

ARTICLE X MISCELLANEOUS...............................................................................................56

           10.1      Amendments and Waivers...........................................................................56
           10.2      Notices..........................................................................................57
           10.3      No Waiver; Cumulative Remedies...................................................................58
           10.4      Costs and Expenses...............................................................................58
           10.5      Borrower's Indemnification.......................................................................58
           10.6      Marshalling; Payments Set Aside..................................................................59
           10.7      Successors and Assigns...........................................................................59
           10.8      Assignments, Participations, Etc.................................................................59
           10.9      Confidentiality..................................................................................61
           10.10     Set-off..........................................................................................61
           10.11     Automatic Debits of Fees.........................................................................62
           10.12     Notification of Addresses, Lending Offices, Etc..................................................62
           10.13     Counterparts.....................................................................................62
           10.14     Severability.....................................................................................62
           10.15     No Third Parties Benefited.......................................................................62
           10.16     Governing Law and Jurisdiction...................................................................62
           10.17     Waiver of Jury Trial.............................................................................63
           10.18     Entire Agreement.................................................................................63



                                      iii.

SCHEDULES
---------

Schedule 2.1           Commitments and Pro Rata Shares
Schedule 2.9(e)        Applicable Margin and Commitment Fees
Schedule 5.5           Litigation
Schedule 5.11          Permitted Liabilities
Schedule 5.12          Environmental Matters
Schedule 5.16          Subsidiaries and Minority Interests
Schedule 5.17          Insurance Matters
Schedule 7.1(i)        Permitted Liens
Schedule 7.2           Permitted Dispositions
Schedule 7.4(f)        Permitted Investments
Schedule 7.7(d)        Contingent Obligations
Schedule 10.2          Addresses for Notices; Lending Offices


EXHIBITS
--------

Exhibit A              Form of Notice of Borrowing
Exhibit B              Form of Notice of Conversion/Continuation
Exhibit C              Form of Compliance Certificate
Exhibit D-1            Form of Legal Opinion of Shearman & Sterling
Exhibit D-2            Form of Legal Opinion of Internal Borrower's Counsel
Exhibit E              Form of Assignment and Acceptance
Exhibit F              Form of Promissory Note
Exhibit G              Form of Security Agreement



                              iv.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is entered into as of January 13, 2000, among Storage Technology Corporation, a Delaware corporation ("the Borrower"), the several financial institutions from time to time party to this Credit Agreement (individually, a "Bank"; collectively, the "Banks"), ABN AMRO Bank N.V., as syndication agent, Keybank National Association, as co-agent, and Bank of America, N.A., as sole administrative agent for the Banks.

                  The Borrower has requested the Banks to make revolving loans to the Borrower in an aggregate principal amount of up to $150,000,000 at any time outstanding. The Banks are willing to make such loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  1.1 Certain Defined Terms. The following terms have the following meanings:

                  "$350MM Credit Agreement" means that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated, modified, supplemented or renewed from time to time) by and among the Borrower, the several financial institutions from time to time party thereto and Bank of America, N.A., as agent for such financial institutions.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or its Subsidiary is the surviving entity.

                  "Adjusted Quick Ratio" means, for any Person for any period, the ratio that (i) Current Liquid Assets of such Person bears to (ii) Current Liabilities of such Person.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 9.9.

                  "Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.2 or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Applicable Fee Amount" means with respect to the commitment fee payable hereunder, the amount set forth opposite the indicated level below the heading "Commitment Fee" in the pricing grid set forth on Schedule 2.9(e) in accordance with the parameters for calculations of such amount set forth in Section 2.10(a).

                  "Applicable Margin" means the amount set forth opposite the indicated level below the heading "Base Rate Spread" or "Offshore Rate Spread," as appropriate, in the pricing grid set forth in Schedule 2.9(e) in accordance with the parameters for calculations of such amount set forth in Section 2.9(e).

                  "Assignee" has the meaning specified in subsection 10.8(a).

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.)

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA, as its "prime rate." (The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Revolving Loan, that bears interest based on the Base Rate.

                  "BofA" means Bank of America, N.A., a national banking association.

                  "Borrower" has the meaning specified in the introductory clause of this Agreement.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Borrower on the same day by the Banks under Article II.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore Dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

                  "Change of Control" means the occurrence, after the date of this Agreement, of any of the following: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (b) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                  "Closing Date" means the date on or prior to January 13, 2000, on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower in or upon which a Lien now or hereafter exists in favor of the Banks, or the Collateral Agent on behalf of the Banks or the Secured Parties, as the case may be, whether under this Agreement or under any other Collateral Documents.

                  "Collateral Agency Agreement" means that certain Collateral Agency Agreement of even date herewith by and among the Collateral Agent, the Banks and the lenders party to the $350MM Credit Agreement.

                  "Collateral Agent" means BofA, in its capacity as collateral agent for the Banks and the other Secured Parties.

                  "Collateral Documents" means, collectively, (i) the Security Agreement and all other security agreements and other similar agreements between the Borrower and the Banks, or the Collateral Agent for the benefit of the Banks and the other Secured Parties, now or hereafter delivered to the Banks or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower as debtor in favor of the Banks, or the Collateral Agent for the benefit of the Banks and the other Secured Parties, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                  "Commitment," as to each Bank, has the meaning specified in
         Section 2.1.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                  "Consolidated" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;
         (b) with respect to primary obligations of a primary obligor in connection with any synthetic lease or similar off balance sheet lease transaction or securitization transaction (each of (a) and (b) a "Guaranty Obligation"), (c) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (d) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the primary purpose of the contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (e) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Credit Extension" means and includes the making of any Revolving Loans.

                  "Current Liabilities" of any Person means, as of any date of determination, all liabilities of such Person (including estimated accrued taxes, all Revolving Loans outstanding hereunder and any Indebtedness outstanding under the $350MM Credit Agreement but excluding any obligations under the Multicurrency Note Purchase Facility which are fully cash collateralized) which in accordance with GAAP should be classified as current liabilities of such Person, including the amount of any redeemable preferred stock of such Person that is redeemable for cash at the option of the holder thereof or that is mandatorily redeemable by such Person within one year of such date of determination, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such redeemable preferred stock.

                  "Current Liquid Assets" of any Person means, as of any date of determination, all cash, short-term investments and accounts receivable, in each case as shown on the most recent balance sheet of such Person and determined in accordance with GAAP (but excluding any such assets deposited to collateralize any obligations under the Multicurrency Note Purchase Facility).

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Directing Banks" has the meaning specified in the Security Agreement.

                  "Dollars," "dollars" and "$" each mean lawful money of the United States.

                  "EBITDA" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or Net Loss) for such period, plus
         (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or Net Loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or Net Loss), plus (d) all restructuring and litigation charges recorded in fiscal 1999, the first fiscal quarter 2000 and the second fiscal quarter 2000 to the extent included in the determination of such Net Income (or Net Loss).

                  "Effective Amount" means with respect to any Revolving Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

                  "Event of Default" means any of the events or circumstances specified in Section 8.1.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.10(b).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "Indemnified Liabilities" has the meaning specified in Section 10.5.

                  "Indemnified Person" has the meaning specified in Section
         10.5.

                  "Independent Auditor" has the meaning specified in subsection 7.1(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and (b) as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                           (a) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no Interest Period for any Loan shall extend
                  beyond the Revolving Termination Date.

                  "Investments" has the meaning specified in Section 7.4.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lead Arranger" means Banc of America Securities LLC, a Delaware limited liability company, in its capacity as Sole Lead Arranger and Sole Book Manager.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Borrower and the Agent.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

                  "Loan" means an extension of credit by a Bank to the Borrower under Article II in the form of a Revolving Loan.

                  "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letter and all other documents delivered by or on behalf of the Borrower to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document or (ii) the perfection or priority of any Lien on any material portion of the Collateral granted under any of the Collateral Documents.

                  "Material Subsidiary" means any Subsidiary that at any time either (a) owns or holds title to 5% or more of the Consolidated assets of the Borrower and its Consolidated Subsidiaries or (b) accounts for 5% or more of the Consolidated revenue of the Borrower and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP.

                  "Multicurrency Note Purchase Facility" means the facility pursuant to the Second Amended and Restated Contingent Multicurrency Note Purchase Commitment Agreement dated as of January 15, 1998 (as amended, restated, modified or supplemented from time to time) between Borrower and BofA, whereby BofA has agreed to purchase certain notes of the Borrower subject, in certain cases, to collateralization in cash and other investments or any similar facility designed to accomplish the same objectives.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Net Income" means, with respect to any Person for any period, net income of such Person, as determined by such Person in accordance with GAAP.

                  "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

                  "Net Loss" means, with respect to any Person for any period, negative Net Income of such Person, as determined by such Person in accordance with GAAP.

                  "Note" means a promissory note executed by the Borrower in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Bank, the Agent, the Collateral Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate": For any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate equal to (A) (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits in an amount substantially equal to the proposed Offshore Rate Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or
         (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "Offshore Rate" instead means the rate of interest per annum determined by the Agent (rounded to the next higher 1/16 of 1%) to be the rate at which deposits in Dollars are offered to prime banks by the principal office of BofA in the London interbank market, at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, in the approximate amount of the Offshore Rate Loan to be made by BofA and for a period of time comparable to such Interest Period; divided by (B) a number equal to 1.00 minus the aggregate (but without duplication) of the rate (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the commencement of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time BofA quotes its rate to the Agent) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) that are required to be maintained by a member bank of such System. The determination of the Offshore Rate by the Agent shall be conclusive in the absence of manifest error. As used in this definition, "Dow Jones Page 3750" means the display designated as "3750" on the Dow

         Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                  "Operating Lease" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capital Lease.

                  "Operating Loss" of any Person means, as of the date of determination, operating losses as calculated in accordance with GAAP.

                  "Organization Documents" means, for any Person, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person.

                  "Participant" has the meaning specified in subsection 10.8(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section 7.1.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Prior 364-Day Facility" means the Credit Agreement dated as of January 14, 1999, by and among the Borrower, the several financial institutions party thereto and BofA, as administrative agent.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.1 under the heading Pro Rata Share.

                  "Receivable" means any right to payment from an account receivable obligor, arising from the sale of goods or services or the licensing of intellectual property rights by the Borrower in the ordinary course of its business.

                  "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Banks" means at any time Banks then holding at least 51% of the aggregate amount of the Commitments or, if no Commitments are outstanding, Banks then having at least 51% of the then aggregate unpaid principal amount of the Loans.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means, with respect to the Borrower, the chief executive officer, the president, any vice president, the treasurer, chief operating officer or chief financial officer, assistant treasurer, or the secretary of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, assistant treasurer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "Revolving Loan" has the meaning specified in Section 2.1, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

                  "Revolving Termination Date" means the earlier to occur of:

                           (a) January 11, 2001, unless extended pursuant to
                  Section 2.8; and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Secured Parties" has the meaning specified in the Security Agreement.

                  "Security Agreement" means a Security Agreement between the Borrower, as debtor, in favor of the Collateral Agent, as secured party, in substantially the form of Exhibit G.

                  "Senior Funded Debt" means, as of any date of determination, any indebtedness for borrowed money then outstanding and (without duplication) any contingent or non-contingent reimbursement obligations in respect of any letter of credit then outstanding issued pursuant to the $350MM Credit Agreement, but excluding any Indebtedness then outstanding incurred by the Borrower pursuant to the Multicurrency Note Purchase Facility.

                  "Subordinated Indebtedness" means Indebtedness which is expressly subordinated to the Obligations on terms consented to in writing by the Required Banks.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture, trust or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Tangible Net Worth" means, with respect to any Person as of any date of determination, Total Assets of such Person as of such date minus Total Liabilities of such Person as of such date and minus the carrying value of (a) goodwill, organizational expenses, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, designs and other intellectual property and licenses therefor and rights therein, and other similar intangibles, (b) all amortizing debt issuance expenses carried as an asset, (c) all reserves carried and not deducted from assets or not reflected as a liability, and (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of any capital stock or any Indebtedness or Contingent Obligation, if no offsetting liability exists with respect to such Indebtedness or Contingent Obligation on the balance sheet of such Person.

                  "Taxes" means any and all present or future taxes (including any taxes on any additional amounts required to be paid to the Agent or the Banks), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, (a) taxes imposed on its income by the United States and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof, and (b) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office, or any political subdivision thereof.

                  "Total Assets" of any Person means all property, whether real, personal, tangible, intangible or otherwise, which, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

                  "Total Capital" of any Person means the sum of the Consolidated Tangible Net Worth of such Person plus Consolidated Total Debt of such Person.

                  "Total Commitment Amount" means the aggregate amount of the Commitments of the Banks.

                  "Total Debt" means, with respect to any Person, all Indebtedness of such person incurred for borrowed money plus, without duplication, all reimbursement obligations in respect of letters of credit plus all obligations outstanding pursuant to the Multicurrency Note Purchase Facility.

                  "Total Leverage Ratio" means, with respect to any Person, the ratio that (i) Consolidated Total Debt bears to (ii) Total Capital of such Person.

                  "Total Liabilities" of any Person means all obligations, including, without limitation, all Indebtedness (other than Guaranty Obligations) of such Person, which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities portion of a balance sheet of such Person.

                  "Type" has the meaning specified in the definition of "Revolving Loan."

                  "UCC" means the Uniform Commercial Code as in effect in the State of California.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "U.S. Subsidiary" means any Subsidiary incorporated, or otherwise formed or organized, in the United States or any jurisdiction thereof.

                  "Wholly Owned Subsidiary" means any corporation in which 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly Owned Subsidiaries, or both; provided that, as to foreign Subsidiaries this definition means any corporation in which at least 99% of the capital stock of each class having ordinary voting power and at least 99% of the capital stock of every other class, at the time as of which any determination is made, in each case is owned beneficially and of record by the Borrower or one or more of the other Wholly Owned Subsidiaries or both.

                  1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                      (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                      (c) (i)      The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii) The term "including" is not limiting and means "including without limitation."

                          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                          (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                      (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                      (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                      (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                      (g) This Agreement and the other Loan Documents are the result of negotiations among the Agent and the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the product of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

                  1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                      (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

                  2.1 Amounts and Terms of Commitment. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "Commitment" (such amount, as the same may be reduced under Section 2.5 or 2.7 or reduced or increased as a result of one or more assignments under Section 10.8); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans shall not at any time exceed the Total Commitment Amount. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

                  2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                      (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Notes and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

                  2.3 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the Business Day which is the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof;

                  (B) the requested Borrowing Date, which shall be a Business Day;

                  (C)      the Type of Loans comprising the Borrowing; and

                  (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

                      (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                      (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent by (i) wire transfer of immediately available funds to the Borrower at, Harris Trust, ABA No. 071 000 288, Account No. 4191706, for credit to Storage Technology Corporation or such other account as the Borrower shall specify to the Agent or (ii) at the option of the Borrower, by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and, in each case, in like funds as received by the Agent.

                      (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.

                      (e) Any Notice of Borrowing received after the time noted in subsection 2.3(a) but prior to 5:00 p.m. (San Francisco time) on any Business Day, shall be deemed to have been received prior to 9:00 a.m. (San Francisco time) on the next Business Day.

                  2.4 Conversion and Continuation Elections(a) (a) The Borrower may with respect to its Loans, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Revolving Loans of any other Type; or

                           (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                      (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) with respect to its Revolving Loans at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Revolving Loans of the Borrower are to be converted into Base Rate Loans, specifying:

                                    (A)      the proposed Conversion/
                                             Continuation Date;

                                    (B)      the aggregate amount of Revolving
                                             Loans to be converted or continued;

                                    (C)      the Type of Revolving Loans
                                             resulting from the proposed
                                             conversion or continuation; and

                                    (D)      other than in the case of
                                             conversions into Base Rate Loans,
                                             the duration of the requested
                                             Interest Period.

                      (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans of the Borrower, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                      (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Bank.

                      (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have Loans converted into or continued as an Offshore Rate Loans.

                      (f) After giving effect to any conversion or continuation of Revolving Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods for all Loans in effect.

                  2.5 Voluntary Termination or Reduction of Commitments. The Borrower may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, the Effective Amount of all Revolving Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased or reinstated. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any termination of Commitments shall be paid on the effective date of such termination.

                  2.6 Optional Prepayments. Subject to Section 3.4, the Borrower may, at any time or from time to time, upon delivery of an irrevocable notice of prepayment to the Agent prior to 9:00 a.m. (San Francisco time) (a) not less than three Business Days prior to the date of prepayment in the case of Offshore Rate Loans, and (b) the same day as the date of prepayment in the case of Base Rate Loans, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

                  Any notice of prepayment received after 9:00 a.m. (San Francisco time) on a Business Day but prior to 5:00 p.m. (San Francisco time) on such Business Day shall be deemed to have been given prior to 9:00 a.m. (San Francisco time) on the next Business Day. Any such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.

                  The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If any such notice is given the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

                  2.7 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.(a) (a) Equity or Debt Issuance. If the Borrower shall issue (i) new common or preferred equity (excluding any issuance made for the purposes of fulfilling a stock purchase plan or compensatory option plan for employees or directors of the Borrower or any Subsidiary) or (ii) debt securities in a public offering or private placement, the Borrower shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Borrower in respect thereof. Promptly upon, and in no event later than one Business Day after, receipt by the Borrower of Net Issuance Proceeds of such issuance, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds.

                      (b) General. Any prepayments pursuant to this Section 2.7 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Banks pursuant to documentation acceptable to the Borrower, the Agent and the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Borrower shall pay, together with each prepayment under this Section 2.7, interest to end of the applicable Interest Period on the amount of any Offshore Rate Loans prepaid and additional amounts (if any) required pursuant to Section 3.4.

                      (c) Reduction of Commitments. Upon the issuance of new common or preferred equity (excluding any issuance made for the purposes of fulfilling a stock purchase plan or compensatory option plan for employees or directors of the Borrower or any Subsidiary) or debt securities in a public offering or private placement by the Borrower, the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's Pro Rata Share multiplied by the aggregate amount of Net Issuance Proceeds in respect of such issuance, effective one Business Day after the date on which such Net Issuance Proceeds are received by the Borrower. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

                  2.8 Repayment. The Borrower agrees to repay to the Banks on the Revolving Termination Date the aggregate principal amount of the Loans (together with accrued interest and fees thereon) outstanding on such date. Provided, however, that the Borrower may give written notice to the Banks (through the Agent) at least 30 days, but not more than 60 days, prior to the Revolving Termination Date then in effect requesting that the Agent and the Banks extend the Revolving Termination Date for an additional 364-day period. The Banks and the Agent may grant or reject such request in their sole discretion, and the Borrower acknowledges that there is no commitment or understanding that the Revolving Termination Date will be extended. If such request is granted by the Agent and all of the Banks, the Revolving Termination Date then in effect shall be so extended, subject to such changed terms and payment of such fee (if any) as shall have been agreed upon by the Borrower, the Banks and the Agent. The Agent, on behalf of the Banks, shall notify the Borrower, not later than 30 days after the Agent's receipt of the Borrower's written request that the Agent and the Banks extend the Revolving Termination Date, whether or not such request shall be granted.

                  2.9 Interest. (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate as the case may be subject to the Borrower's right to convert to other Types of Revolving Loans under Section 2.4), plus the Applicable Margin.

                      (b) Interest on each Revolving Loan of the Borrower shall be paid by the Borrower in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

                      (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a fluctuating rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2%.

                      (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

                      (e) Subject to the effect of subsection 2.9(a), the Applicable Margin will be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.9(e) based on the most recent Compliance Certificate delivered by the Borrower pursuant hereto. Such determination shall be based on the calculations as set forth in such Compliance Certificate and shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter.

                  The initial Applicable Margin, applicable from the Closing Date to the date of delivery of the Compliance Certificate hereunder for the fiscal quarter ending December 31, 1999, shall be as set forth in the note to
Schedule 2.9(e).

                  2.10 Fees. (a) Commitment Fees. The Borrower agrees to pay to the Agent for the ratable account of each Bank a commitment fee on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Fee Amount.

                  Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on
(A) the last Business Day of the period ending on March 31, 2000, (B) on the last Business Day of each calendar quarter commencing after March 31, 2000 and
(C) on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5 or 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

                  For the period from the Closing Date through the Business Day when the Agent receives the Borrower's Compliance Certificate for the fiscal quarter ending December 31, 1999, the Applicable Fee Amount will be 0.50%. Thereafter the Applicable Fee Amount shall be determined by the Agent from time to time in accordance with the pricing grid set forth in Schedule 2.9(e) based on the most recent Compliance Certificate of the Borrower delivered by the Borrower pursuant hereto. Such determinations shall apply from the first Business Day after the Agent receives such Compliance Certificate until and through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter as provided herein.

                      (b) Arrangement Fee. The Borrower will pay the Agent and Arranger, for its own account and the account of the Banks, as the case may be, such other fees as are set forth in that certain fee letter dated December 10, 1999 (the "Fee Letter").

                  2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                      (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

                  2.12 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 10:30 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:30 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                      (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                      (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

                  2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                      (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing

Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

                  2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                  2.15 Security. All obligations of the Borrower under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  3.1 Taxes. (a) Any and all payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Taxes.

                      (b) If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and withholdings; and

                           (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                      (c) The Borrower agrees to indemnify and hold harmless each Bank for the full amount of Taxes in the amount (without duplication of other amounts paid pursuant to this Section 3.1) that the respective Bank specifies as necessary to preserve the after-tax yield (which after tax yield is intended to compensate each Bank for Taxes deducted or withheld pursuant to this
Section 3.1 and additional Taxes imposed on amounts payable pursuant to this
Section 3.1) the Bank would have received if such Taxes had not been imposed, and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor, which demand shall specify in reasonable detail the basis for such demand.

                      (d) Within 30 days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to such Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                      (e) Without affecting its rights under this Section 3.1 or any provision of this Agreement, the Agent and each Bank agree that if any Taxes are imposed and required by law to be paid or to be withheld from any amount payable to such Bank or its Lending Office with respect to which the Borrower would be obligated pursuant to this Section 3.1 to increase any amounts payable to such Bank or to pay any such Taxes, such Bank shall use reasonable efforts to select an alternative Lending Office, which would not result in the imposition of such Taxes; provided, however, that neither of the Agent nor the Banks shall be obligated to select any such alternative office if such Bank determines that
(i) as a result of such selection it would be in violation of an applicable law, regulation, or treaty, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank.

                      (f) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within the 30 day period commencing on the day that the Borrower receives a demand for the payment of Taxes from any Bank pursuant to this Section 3.1, demand that the Bank making such demand be replaced with a Person that is an Eligible Assignee selected by the Borrower and subject to consent by the Agent. Upon any such demand by the Borrower, if the Agent shall have consented to the Eligible Assignee selected by the Borrower (provided that should such Eligible Assignee be a Bank, such Bank shall also have consented to such selection), the Bank that made a demand pursuant to this Section 3.1 shall execute and deliver an Assignment and Acceptance to the Agent pursuant to which such Bank shall assign all of its rights and obligations under this Agreement and the other Loan Documents to the Eligible Assignee selected by the Borrower.

                  3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Borrower through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Any Bank notifying the Borrower of such a suspension of its obligation to make Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such obligation.

                      (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan. Any Bank making such a demand for prepayment of Offshore Rate Loans shall provide to the Borrower reasonable documentation supporting such demand.

                  3.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority having jurisdiction over the Banks or (ii) the compliance by any Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), promptly (and in any event within 30 days) pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

                      (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Agent, the Borrower shall promptly (and in any event within 30 days) pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase. Any Bank making such a demand for payment shall provide to the Borrower reasonable documentation supporting such demand.

                  3.4 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank sustains or incurs as a consequence of:

                      (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                      (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                      (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

                      (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                      (e) the conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

                  3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to Section 2.9 for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Agent or any Bank of funding such Loans, the Agent will promptly so notify the Borrower and each Bank and will provide such Persons with reasonable documentation supporting such determination. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

                  3.6 Survival. The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

                  3.7 Notice of Claims. The Agent or the appropriate Bank will notify the Borrower in writing of its claims under Article III within 180 days after any officer of the Agent or such Bank having principal responsibility for monitoring the Borrower's performance of its obligations under the Loan Documents has actual knowledge of facts giving rise to a claim under Article III.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1 Conditions to Agreement. The effectiveness of this Agreement is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank (other than the Notes to be delivered pursuant to Section 4.1(a)):

                      (a) Credit Agreement and Notes. This Agreement and Notes executed by the Borrower for Banks requesting Notes.

                      (b) Resolutions; Incumbency.

                           (i) Copies of the resolutions of the board of directors of the Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying as of the Closing Date the names, titles and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

                      (c) Organization Documents; Good Standing. Each of the following documents:

                           (i) the articles or certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

                           (ii) a good standing and tax good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and a good standing certificate from the State of Colorado;

                      (d) Legal Opinions. Opinions of Shearman & Sterling and internal counsel to the Borrower addressed to the Collateral Agent, the Agent and the Banks, substantially in the forms of Exhibit D-1 and Exhibit D-2, respectively.

                      (e) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4, provided that the Borrower shall have been given reasonably detailed bills for the fees and services of the Agent's legal counsel at least one Business Day prior to the Closing Date if it is to pay such fees and expenses on the Closing Date;

                      (f) Collateral Documents. The Collateral Documents, executed by the Borrower, in appropriate form for recording, where necessary, together with:

                           (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Collateral Agent for the benefit of the Banks and the other Secured Parties, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Collateral Agent for the benefit of the Banks and the other Secured Parties in accordance with applicable law;

                           (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (iii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

                           (iv) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords and tenants where any Collateral as to which the Collateral Agent shall be granted a Lien for the benefit of the Banks and the other Secured Parties is stored, as reasonably requested by the Agent or any Bank; and

                           (v) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

                      (g) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; and

                           (ii)     no Default or Event of Default exists.

                      (h) Termination of Prior 364-Day Facility. Evidence satisfactory to the Agent that all amounts owing under the Prior 364-Day Facility shall have been paid in full (or shall be paid in full concurrently with the initial Borrowing hereunder on the Closing Date) and all commitments to lend money thereunder terminated.

                      (i) Amendment of $350MM Credit Agreement. Evidence satisfactory to the Agent that the $350MM Credit Agreement shall have been amended on or prior to the Closing Date in form and substance satisfactory to the Agent and the Required Banks.

                      (j) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

                  4.2 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                      (a) Notice. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                      (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date; and

                      (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion;

                      (d) No Material Adverse Effect. There has occurred since September 24, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                      (e) No Future Advance Notice. Neither the Collateral Agent, the Agent nor any Bank shall have received from the Borrower any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

                      (f) Representation and Warranty. Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, as applicable, that the conditions in this Section 4.2 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and each Bank that:

                  5.1 Corporate Existence and Power. The Borrower and each of its Material Subsidiaries:

                      (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                      (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and, in the case of the Borrower, perform its obligations under the Loan Documents;

                      (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or good standing; and

                      (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is party, have been duly authorized by all necessary corporate action, and do not:

                      (a) contravene the terms of any of the Borrower's Organization Documents;

                      (b) conflict with or result in any breach or contravention of any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, except where such conflict, breach or contravention would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person;

                      (c) violate any Requirement of Law except, in each case, where any such contravention, conflict, breach, or violation would not cause a Material Adverse Effect or render any Loan Document unenforceable against the Borrower or any other Person; or

                      (d) result in the creation of any Lien, except for Liens in favor of the Collateral Agent arising under the Collateral Documents.

                  5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or current enforcement against, the Borrower or any of its Material Subsidiaries of the Agreement or any other Loan Document.

                  5.4 Binding Effect. This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party constitute (or, when duly executed and delivered, shall constitute) the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms and claims under this Agreement and each Loan Document will rank at least pari passu with the claims of other unsecured creditors, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

                      (a) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                      (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Collateral Agent and the Banks on the Collateral. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

                  5.7 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, except as specifically disclosed in Schedule 5.5. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                      (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 6.11 and Section 7.6. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. To the extent that the Borrower uses Loan proceeds to acquire shares of its own stock which is Margin Stock, the Borrower intends to cause such acquired shares to be immediately retired.

                  5.9 Title to Properties; Liens. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date the property (real or personal, tangible or intangible) of the Borrower and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

                  5.10 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal and other material tax returns and reports required to be filed, and have paid or caused to be paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (ii) those for which the failure to pay would not have a Material Adverse Effect. To the Borrower's knowledge, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

                  5.11 Financial Condition. (a) The audited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 25, 1998 (as set forth in the Borrower's Form 10-K filing dated March 6, 1999) and the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 24, 1999 (as set forth in the Borrower's latest Form 10-Q filing dated November 5, 1999) and, in each case, the related Consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                      (b) Since the end of the fiscal quarter ending September 24, 1999 there has been no Material Adverse Effect.

                  5.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Banks and the other Secured Parties, a legal, valid and enforceable security interest (subject only to Permitted Liens) in all right, title and interest of the Borrower in the Collateral described therein.

                      (b) All representations and warranties of the Borrower contained in the Collateral Documents are true and correct.

                  5.14 Regulated Entities. Neither the Borrower, nor any Person controlling the Borrower, nor any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective material businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Material Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  5.16 Subsidiaries. The Borrower (a) has no U.S. Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto as of the Closing Date and (b) has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16 except, in each case, for Subsidiaries created and equity investments made after the Closing Date and otherwise permitted by this Agreement.

                  5.17 Insurance. Except as specifically disclosed in Schedule 5.17, the properties of the Borrower and its Material Subsidiaries are insured with, to the best knowledge of the Borrower, financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Material Subsidiary operates.

                  5.18 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that nothing in this Section 5.18 shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

                  5.19 Projections. All projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower or such Subsidiary's best estimate of its future financial performance, operations and results.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

                  6.1 Financial Statements. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Banks, with sufficient copies for each Bank:

                      (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such Consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records; and

                      (b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries.

                  6.2 Certificates; Other Information. The Borrower shall furnish to the Agent with sufficient copies for each Bank:

                      (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                      (b) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

                      (c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

                  6.3 Notices. The Borrower shall promptly notify the Agent and each Bank:

                      (a) after a Responsible Officer of the Borrower knows or has reason to know of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance for which it is reasonably foreseeable that such event or circumstance will become a Default or Event of Default;

                      (b) after a Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred, with a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                      (c) of any material change in accounting policies or financial reporting practices by the Borrower or any of its Consolidated Subsidiaries, except for changes in financial reporting practices mandated by any Governmental Authority or accounting standards board;

                      (d) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) any investigation or suspension by any Governmental Authority with respect to the Borrower or any Subsidiary of which the Borrower or such Subsidiary has knowledge, which investigation or suspension has resulted or could reasonably be expected to result in a Material Adverse Effect;

                      (e) of the commencement of, or any material development in, any litigation or proceeding to which the Borrower or any Subsidiary is a party (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document; and

                      (f) of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

                  6.4 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Material Subsidiary to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (a) if in the reasonable business judgment of the Borrower or such Material Subsidiary, it is in its best economic interest not to preserve or maintain such rights, privileges, qualification, permits, licenses or franchises and (b) if no Material Adverse Effect could reasonably be expected to result.

                  6.5 Maintenance of Property. The Borrower shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its material property (including, without limitation, equipment) which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

                  6.6 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Borrower shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                  6.7 Payment of Obligations. The Borrower shall, and shall cause each Material Subsidiary to, pay and discharge before the same shall become delinquent:

                      (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Material Subsidiary; and

                      (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

                  6.8 Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including Environmental laws and the federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  6.9 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  6.10 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and the assets and business of the Borrower and such Material Subsidiary. During the continuance of any Event of Default, the Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of each the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to each the Borrower.

                  6.11 Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and other general corporate purposes (including repurchases of its own stock) not in contravention of any Requirement of Law or of any Loan Document.

                  6.12 Disclosure; Further Assurances(a) . (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent and the Banks by or on behalf of the Borrower and concerning the Borrower do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof; provided that nothing in this Section 6.12(a) shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents.

                      (b) The Borrower shall ensure that all projections, forward-looking information or other similar or related information furnished by or on behalf of the Borrower in connection with the Loan Documents are prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in the light of conditions existing at the time of delivery of such forecasts, and represent, at the time of delivery, the Borrower's or such Subsidiary's best estimate of its future financial performance, operations and results.

                      (c) Promptly upon request by the Collateral Agent, the Agent, the Required Banks or the Directing Banks, as the case may be, the Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, security agreements, financing statements and continuations thereof, termination statements, notices of security interest, certificates, assurances and other instruments the Collateral Agent, the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent, the Agent and Banks the rights granted or now or hereafter intended to be granted to the Collateral Agent, the Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

                      (d) The Borrower shall provide such other documentation and cooperation as the Agent or the Required Banks reasonably request in connection with the exercise by the Agent and the Banks of their rights and remedies under the Loan Documents.

                  6.13 Financial Covenants. The Borrower will, unless the Required Banks shall otherwise consent in writing:

                      (a) Maintenance of Consolidated Tangible Net Worth. Maintain as at the end of each fiscal quarter a Consolidated Tangible Net Worth of the Borrower and its Subsidiaries of not less than at any time the amount that is equal to (A) $800,000,000, plus (B) 75% of Consolidated Net Income (excluding any Consolidated Net Loss) of the Borrower and its Subsidiaries earned in each fiscal quarter ended after December 31, 1999, plus (C) 75% of the amount of all proceeds (net of costs and expenses) received pursuant to the issuance of any equity securities issued by the Borrower after December 31, 1999 (excluding proceeds of any issuance made for the purposes of fulfilling a stock purchase plan or compensatory option plan for the employees or directors of the Borrower or any Subsidiary), plus (D) 100% of the face amount of any Subordinated Indebtedness that is converted into stock of the Borrower after December 31, 1999.

                      (b) Consolidated Net Income. (i) Not permit the Consolidated Net Loss for any fiscal quarter to be greater than (A) $42,500,000 for the fourth fiscal quarter 1999, and (B) $35,000,000 for the first fiscal quarter 2000; and (ii) not permit the Consolidated Net Loss or Consolidated Operating Loss to be greater than $0 for each fiscal quarter ending thereafter. In determining the Borrower's compliance with this subsection 6.13(b), cumulative pre-tax non-cash restructuring charges and write-offs and write-downs of assets classified as non-cash assets of up to $50,000,000 in the fourth fiscal quarter 1999, first fiscal quarter 2000 and second fiscal quarter 2000 shall be added back to Consolidated Net Loss or Consolidated Operating Loss, as the case may be, to the extent deducted therefrom.

                      (c) Consolidated Total Leverage Ratio. Not permit the Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries as determined at the end of each fiscal quarter during the measurement periods set forth below to exceed the correlative ratio set forth below:

                 Period                                                               Ratio
                 ------                                                               -----
                 fiscal year-end 1999 through second fiscal quarter-end 2000          42.5%

                 third fiscal quarter-end 2000 through fiscal year-end 2000           40.0%

                 Thereafter                                                           35.0%

(a) Adjusted Quick Ratio. Maintain a Consolidated Adjusted Quick Ratio for the Borrower and its Subsidiaries as determined at the end of each fiscal quarter during each of the measurement periods set forth below at least equal to the correlative ratio for such period as set forth below:

                 Period                                                               Ratio
                 ------                                                               -----
                 fiscal year-end 1999                                                 0.90 : 1.00

                 first fiscal quarter-end 2000                                        0.80 : 1.00

                 second fiscal quarter-end 2000                                       0.85 : 1.00

                 third fiscal quarter-end 2000                                        0.90 : 1.00

                 fiscal year-end 2000 and thereafter                                  1.00 : 1.00

                      (d) Senior Funded Debt. Not permit the Senior Funded Debt of the Borrower and its Subsidiaries to exceed (i) $500,000,000 at any time during the period from the Closing Date through first fiscal quarter-end 2000,
(ii) $475,000,000 at any time during the period from the commencement of the second fiscal quarter 2000 through third fiscal quarter-end 2000; and (iii) $450,000,000 at any time thereafter.

                  6.14 Patents and Permits. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain all permits, licenses, consents or other approvals of any Government Authority or any Person and (ii) maintain in full force and effect and protect patents, trademarks, tradenames or other intellectual property rights, the failure of which to maintain or protect would result in a Material Adverse Effect.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

                  7.1 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                      (a) Liens for taxes, assessments or governmental charges or levies, and to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                      (b) Liens imposed by law, such as materialman's, mechanic's, carrier's, workman's, and repairman's Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 45 days or which are being contested in good faith, by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                      (c) pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or trade contracts entered into in the ordinary course of business or of public or nondelinquent statutory obligations, bids, or appeal bonds;

                      (d) Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser principal amount, provided that no such Lien shall extend to or cover any property other than the property being acquired or constructed and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                      (e) Liens consisting of the interest of a lessor upon any assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease and provided that such Capital Lease is otherwise permitted hereunder;

                      (f) zoning restrictions, easements, licenses, landlord's Liens or restrictions on the use of any real property occupied by the Borrower or its Subsidiaries, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

                      (g) Liens associated with judgments and awards to the extent such judgments and awards do not create an Event of Default under subsection 8.1(i) hereof;

                      (h) Liens in favor of the issuer of a documentary commercial letter of credit, provided, that such Liens are limited exclusively to the goods covered by such letter of credit;

                      (i) Liens listed on Schedule 7.1(i) securing Indebtedness outstanding on the Closing Date;

                      (j) Liens consisting of the interest of a lessor under Operating Leases made in the ordinary course of business, or existing on property leased by the Borrower or its Subsidiaries under an Operating Lease in the ordinary course of business;

                      (k) Liens securing borrowings by the Borrower against life insurance policies under which it is the beneficiary in an aggregate amount not to exceed $40,000,000;

                      (l) Liens in connection with the Borrower's credit card processing program in an aggregate amount not to exceed $20,000,000;

                      (m) consensual Liens not described in subclauses (a) through (l) above that: (i) relate to liabilities other than borrowed money debt (including Liens incurred in connection with sales and leasebacks of the Borrower's assets) and securing obligations not in excess of $30,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together, or
(ii) secure obligations not in excess of $15,000,000 in the aggregate at any time for all such Liens for the Borrower and its Subsidiaries together; provided that no Liens otherwise permitted by clauses (i) and (ii) shall be permitted against Receivables or inventories of the Borrower or its Subsidiaries; and provided further that the obligations secured by Liens permitted pursuant to clauses (i) and (ii) shall at no time, in the aggregate, exceed $30,000,000;

                      (n) Liens with respect to collateral (whether in cash, letters of credit or other investments) provided in connection with the Multicurrency Note Purchase Facility; provided that at no time shall the collateral with respect to the Multicurrency Note Purchase Facility exceed, in the aggregate, $140,000,000;

                      (o) Liens on cash collateral granted by the Borrower to the administrative agent under the $350MM Credit Agreement, for the benefit of the issuing bank and the lenders party thereto, to secure obligations in respect of letters of credit issued under the $350MM Credit Agreement;

                      (p) without limiting the preceding subsection (o), Liens on the assets of the Borrower constituting Collateral securing the obligations of the Borrower under the $350MM Credit Agreement, provided that such Liens rank pari passu at all times with the Liens of the Agent and the Banks on the Collateral; and

                      (q) Liens arising solely by virtue of any statutory or common law provision or any depository agreement entered into by the Borrower or any Subsidiary in the ordinary course of business, in each case relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

                  7.2 Disposition of Assets. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                      (a) dispositions of inventory, or used, worn-out, obsolete or surplus equipment or other assets not practically usable in the business of the Borrower, all in the ordinary course of business;

                      (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                      (c) dispositions of assets in the ordinary course of business by the Borrower or any of its Subsidiaries to the Borrower or any other of its Subsidiaries pursuant to reasonable business requirements;

                      (d) dispositions in connection with a sale/leaseback transaction involving real or personal property of the Borrower or its Subsidiaries; provided, that any such sale/leaseback transaction is otherwise permitted under this Agreement;

                      (e) dispositions not otherwise permitted hereunder; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year an amount equal to 5% of Consolidated Total Assets of the Borrower for such fiscal year; and

                      (f) dispositions listed on Schedule 7.2.

                  7.3 Consolidations and Mergers. The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or acquire all or substantially all of the assets of, any Person, except:

                      (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                      (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary; and

                      (c) to the extent permitted by Section 7.2.

                  Nothing in this Section 7.3 shall prevent the Borrower or any of its Subsidiaries from merging with, or acquiring all or substantially all of the assets of any Person if (i) with respect to a merger, the Borrower or such Subsidiary party to such merger is the surviving entity of such merger, and (ii) the total assets (including securities and all other assets) so acquired, together with the total assets for all such transactions occurring after the Closing Date (in each case as measured on the effective date of such merger or acquisition), do not exceed in any fiscal year an amount greater than 15% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries for such fiscal year and do not exceed in the aggregate since October 23, 1997, $500,000,000, and (iii) the merger or acquisition involves an entity engaged in a similar business to that of the Borrower or in a business within the Borrower's strategic plans; and (iv) no Default or Event of Default has occurred or would occur from such merger or acquisition.

                  If any Acquisition or Investment is hostile, no proceeds of any Loan may be used, directly or indirectly, therefor ("hostile" for purposes of this sentence meaning the prior effective written consent of the board of directors or equivalent governing body of the acquiree is not obtained).

                  7.4 Loans and Investments. The Borrower shall not purchase or acquire, or suffer or permit any Material Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, but excluding Acquisitions, "Investments"), except for:

                      (a) Investments held by the Borrower or any Material Subsidiary in the form of cash equivalents;

                      (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                      (c) extensions of credit by the Borrower to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

                      (d) (i) Investments in any distributor of the Borrower's products or any supplier of raw materials or services useful to the business of the Borrower and its Subsidiaries (other than the acquisition of such Person by the Borrower or its Subsidiaries), or in any partnership or corporation with others, (ii) Joint-Ventures and (iii) other Investments, provided, that (A) the book value (as to the Borrower) of any such Investment or Joint-Venture, together with such value of all prior Investments or Joint-Ventures described in clauses (i) through (iii) of this Section 6.4(d) undertaken by the Borrower and its Subsidiaries since October 23, 1997, shall not exceed at the time of such Investment or Joint Venture, 15% of Consolidated Tangible Net Worth as calculated as of the most recent fiscal quarter prior to such Investment or Joint-Venture, (B) such Investments and Joint-Ventures are undertaken in accordance with all applicable Requirements of Law and (C) immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or be continuing;

                      (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                      (f) Investments complying with the investment policy for the Borrower and its Subsidiaries described on Schedule 7.4(f), as such schedule may be amended from time to time;

                      (g) contributions, loans or advances to, or guarantees of, the Borrower or any Subsidiary in connection with the Multicurrency Note Purchase Facility;

                      (h) loans to employees of the Borrower or any of its Subsidiaries (i) not to exceed $20,000,000, exclusive of any loans permitted pursuant to clause (ii), (valued without regard to any write-down due to uncollectability) at any one time outstanding for all such loans to all employees of the Borrower and its Subsidiaries in the aggregate, or (ii) in the ordinary course of business with respect to travel and relocation expenses; and

                      (i) repurchases of shares of the Borrower's stock.

                  7.5 Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except (i) transactions upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Material Subsidiary and (ii) transactions between Material Subsidiaries of the Borrower and transactions between the Borrower and its Material Subsidiaries on terms fair and reasonable to all interested parties and undertaken by all such parties in good faith and in the ordinary course of business.

                  7.6 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, for any purpose that would require the Agent or any Bank to deliver or obtain any certification under, or to comply with the margin requirements or other provisions of, Regulation T, U or X of the FRB.

                  7.7 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Material Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                      (a) endorsements for collection or deposit in the ordinary course of business;

                      (b) Permitted Swap Obligations;

                      (c) Contingent Obligations in favor of BofA or any Affiliate of BofA including, without limitation, in the form of recourse to the Borrower or guaranties by the Borrower in connection with the Multicurrency Note Purchase Facility;

                      (d) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.7(d) and any renewals, extensions or modifications thereof so long as the aggregate amount of such Contingent Obligations does not increase from the amount existing on the Closing Date;

                      (e) Contingent Obligations incurred in the ordinary course of business and not exceeding at any time $45,000,000 in the aggregate in respect of the Borrower and its Subsidiaries together;

                      (f) Contingent Obligations arising under the Loan
Documents;

                      (g) Contingent Obligations arising in connection with Indebtedness of any Subsidiary of the Borrower, provided, that such Indebtedness is otherwise permitted by this Credit Agreement; and

                      (h) Contingent Obligations of the Borrower pursuant to guaranties in favor of Leasetec Corporation and other leasing partners (or any of their successors or assigns) so long as the aggregate amount thereof does not exceed at any time $50,000,000.

                  7.8 Restricted Payments. The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, except that any Subsidiary may declare and make dividend payments or other distributions on account of any shares of any class of its capital stock to another Subsidiary or to the Borrower and the Borrower may (so long as there is no Default or Event of Default) declare and make dividend payments or other distributions payable solely in its common stock.

                  7.9 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liabilities of the Borrower in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  7.10 Change in Business. The Borrower shall not make any material change in the nature of its business as conducted on the Closing Date.

                  7.11 Accounting Changes. The Borrower shall not and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of each the Borrower or any Material Subsidiary.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  8.1 Event of Default. Any of the following events shall constitute an "Event of Default":

                      (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                      (b) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                      (c) Specific Defaults. The Borrower (i) fails to perform or observe any term, covenant or agreement contained in Sections 6.3, 6.4, 6.11 or 6.13 or in Article VII; or (ii) fails to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2 or 6.9 and such failure shall continue for five Business Days; or

                      (d) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank; or

                      (e) Cross-Default. The Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than Indebtedness or Contingent Obligations hereunder), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall continue for five Business Days; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                      (f) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                      (g) Involuntary Proceedings. Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                      (h) ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $20,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

                      (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 consecutive days after the entry thereof; or

                      (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                      (k) Change of Control. There occurs any Change of Control; or

                      (l) Adverse Change. There occurs a Material Adverse Effect; or

                      (m) Collateral. (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in any material portion of the Collateral subject only to Permitted Liens.

                  8.2 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

                      (a) declare the obligation of each Bank to make Loans to be terminated, whereupon such obligations and such Bank's Commitment shall be terminated;

                      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                      (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

                  8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                  8.4 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Section 6.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such

Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                   ARTICLE IX

                                    THE AGENT

                  9.1 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                  9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

                  9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                      (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date.

                  9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

                  9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

                  9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with the Banks' Pro Rata Shares from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates (including, without limitation, as "Agent" and as a "Bank" under the $350MM Credit Agreement) in each case, as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

                  9.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

                  9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Agent and the
Borrower:

                           (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

                           (ii) if such Bank claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest or fees may be paid under this Agreement; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                      (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower owing to such Bank, such Bank agrees to notify the Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower owing to such Bank. To the extent of such percentage amount, the Agent and the Borrower will treat such Bank's IRS Form W-8BEN as no longer valid.

                      (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent and the Borrower sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                      (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Borrower (or if not withheld by the Borrower the Agent) may withhold from any interest payment to such Bank, or to the Agent on behalf of such Bank, an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent and the Borrower, then the Borrower (or the Agent, if not withheld by the Borrower) may withhold from any interest payment to such Bank, or to the Agent on behalf of such Bank, not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                      (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Borrower or the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Borrower or the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Borrower or the Agent fully for all amounts paid, directly or indirectly, by the Borrower or the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Agent under this Section, together with all costs and expenses (including Attorney Costs), provided that such Bank shall not be so liable to the Agent or the Borrower, as the case may be, to the extent such otherwise indemnified amounts result from the Agent's own gross negligence or willful misconduct (in the case of amounts payable to the Agent under this subsection) or the Borrower's own gross negligence or willful misconduct (in the case of amounts payable to the Borrower under this subsection). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  9.11 Collateral Matters. (a) The Collateral Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                      (b) The Banks irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Collateral Agent and payable under this Agreement or any other

Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Banks, the Directing Banks or all the Banks, as the case may be, as provided in subsection 10.1(f). Upon request by the Collateral Agent at any time, the Banks will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Collateral Agent's rights under this Section 9.11.

                      (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                  9.12 Co-Agents. None of the Banks identified in the preamble or signature pages of this Agreement as a "co-agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X

                                  MISCELLANEOUS

                  10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

                      (a) increase or extend the Commitment of any Bank;

                      (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                      (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                      (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                      (e) amend this Section, Section 2.8 or Section 2.14, or any provision herein providing for consent or other action by all Banks;

                      (f) release all or substantially all of the Collateral except as otherwise may be provided herein or in the Collateral Documents or except where the consent of the Required Banks or the Directing Banks only is specifically provided for; and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto; or

                  10.2 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All notices to the Borrower shall be sent to Storage Technology Corporation, One StorageTek Drive, Louisville, CO 80028-4302,
Attention: Assistant Treasurer, Telecopy No.: (303) 673-2837.

                      (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mails, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                      (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                  10.4 Costs and Expenses. The Borrower shall:

                      (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, ongoing administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs and search and filing fees and expenses incurred by the Agent with respect thereto;

                      (b) pay or reimburse the Agent and the Arranger and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including reasonable Attorney Costs and search and filing fees and expenses provided that the Borrower shall have been given statements containing reasonably detailed bills for such fees and expenses) incurred by them in connection with the enforcement or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                      (c) during the continuance of any Event of Default, pay or reimburse the Agent within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), incurred or sustained by the Agent in connection with the matters referred to under subsections (a) and (b) of this Section.

                  10.5 Borrower's Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  10.6 Marshalling; Payments Set Aside. Neither the Collateral Agent, the Agent nor the Banks shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Collateral Agent, the Agent or the Banks, or the Collateral Agent, the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent, the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent or the Collateral Agent, as the case may be, upon demand its pro rata share of any amount so recovered from or repaid by the Agent or the Collateral Agent, as the case may be.

                  10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

                  10.8 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Borrower at all times other than during the existence of an Event of Default, and the Agent, (which consents shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or that is a Bank then holding a Commitment hereunder) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, provided, that any such assigning Bank either retains a Commitment or Loans of at least $5,000,000 or disposes of its entire Commitment or Loans and provided further that any Assignee shall have a Commitment or Loans of at least $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $4,000. No Assignee shall be entitled to higher recoveries or greater rights under Sections 3.1, 3.2 and 3.3 than its assignor.

                      (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments and Loans arising therefrom, and (iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Article III or under Sections 10.4 and 10.5 (and any equivalent provisions of the other Loan Documents) to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

                      (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.8(a)), the Borrower shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by such assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such
Bank).

                      (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to

Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and not otherwise have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                      (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  10.9 Confidentiality. Each Bank and the Agent agrees that it will not disclose to any third party any written information marked "Confidential," "Secret," "Top Security," "Protected" or words of similar import provided to it by the Borrower or any Subsidiary or any oral information which is stated to be confidential and which is confirmed as such in writing within seven days; provided, however, that the foregoing will not (i) restrict the ability of the Agent, the Banks and any loan participants from freely exchanging such information among themselves (and their respective employees, attorneys, auditors and other professional advisors), (ii) restrict the ability to disclose such information to a prospective Eligible Assignee or participants, provided, that such Eligible Assignee or participants execute a confidentiality agreement with the selling Bank agreeing to be bound by the terms hereof prior to disclosure of such information to such Eligible Assignee or participant, or
(iii) prohibit the disclosure of such information to the extent such information
(A) becomes publicly available other than through a breach of this Section 10.9,
(B) becomes available through a Person other than the Borrower or a Subsidiary of the Borrower, (C) is required to be disclosed pursuant to court order, subpoena, other legal process, regulatory request or otherwise by law or (D) is disclosed in litigation with the Borrower or any Subsidiary of the Borrower or in connection with the enforcement of remedies by the Agent or Banks after acceleration of the Loans or after the Termination Date.

                  10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.11 Automatic Debits of Fees. With respect to any commitment fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Lead Arranger under the Loan Documents, the Borrower hereby irrevocably authorizes BofA to debit any deposit account of the Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

                  10.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

                  10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

                  10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent, the Agent-Related Persons, the Collateral Agent and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

                  10.16 Governing Law and Jurisdiction(a) (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                  10.17 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco by their proper and duly authorized officers as of the day and year first above written.



                                    STORAGE TECHNOLOGY CORPORATION




                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------


                                    BANK OF AMERICA, N.A.,
                                    as Agent and as a Bank


                                    By:
                                       ----------------------------------------

                                    Title: Managing Director

                                    ABN AMRO BANK N.V., as syndication
                                    agent and as a Bank




                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------



                                    KEYBANK NATIONAL ASSOCIATION,
                                    as co-agent and as a Bank



                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------


                                    BANK ONE, NA



                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------



                                    FLEET NATIONAL BANK



                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------


                                    THE FUJI BANK, LIMITED



                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------


                                    NORWEST BANK COLORADO



                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------

                                  SCHEDULE 2.1

                         COMMITMENT AND PRO RATA SHARES


--------------------------------------------------------------------------
BANK                               COMMITMENT             PRO RATA SHARE
--------------------------------------------------------------------------
Bank of America, N.A.           $ 35,000,000.00            23.33333333%
--------------------------------------------------------------------------
ABN AMRO Bank N.V.              $ 35,000,000.00            23.33333333%
--------------------------------------------------------------------------
KeyBank National Association    $ 25,000,000.00            16.66666667%
--------------------------------------------------------------------------
Bank One, NA                    $ 15,000,000.00            10.00000000%
--------------------------------------------------------------------------
Fleet National Bank             $ 15,000,000.00            10.00000000%
--------------------------------------------------------------------------
The Fuji Bank, Limited          $ 15,000,000.00            10.00000000%
--------------------------------------------------------------------------
Norwest Bank Colorado           $ 10,000,000.00             6.66666667%
--------------------------------------------------------------------------

--------------------------------------------------------------------------
TOTAL                           $150,000,000.00           100.00000000%
--------------------------------------------------------------------------

                                 SCHEDULE 2.9(e)

                APPLICABLE MARGIN AND COMMITMENT FEE PRICING GRID


--------------------------------------------------------------------------------------------------------
        Total Debt to
           EBITDA                                 Offshore Rate
     (rolling 4 quarter)                            Spread          Base Rate Spread      Commitment Fee
             (x)                                      (%)                  (%)                  (%)
--------------------------------------------------------------------------------------------------------
     X less than 1.50                                2.000                  0                  .500
--------------------------------------------------------------------------------------------------------
     1.50 less than or equal to X less than 2.00     2.125                0.125                .500
--------------------------------------------------------------------------------------------------------
     2.00 less than or equal to X less than 2.50     2.250                0.250                .500
--------------------------------------------------------------------------------------------------------
     X greater than or equal to 2.50                 2.500                0.500                .500
--------------------------------------------------------------------------------------------------------


Note:

The initial Applicable Margin as of the Closing Date shall be 2.250% and, thereafter, commencing on the date on which the Agent receives the Compliance Certificate required by Section 6.2(a) for the fiscal quarter ending December 31, 1999, the Applicable Margin shall be determined by the above pricing grid.

                                  SCHEDULE 10.2

                     ADDRESSES FOR NOTICES, LENDING OFFICES



STORAGE TECHNOLOGY CORPORATION

Address for Notices:

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028-4302
Attention: Assistant Treasurer
Telephone: (303) 661-2676
Facsimile: (303) 673-2837


BANK OF AMERICA, N.A.,
as Agent:

Domestic and Offshore Lending Office:

Bank of America, N.A.
Agency Services - West #5596
Mail Code: CA4-706-05-09
1850 Gateway Blvd., 5th Floor
Concord, CA 94520-3281
Attention: Michael Costa
Telephone: (925) 675-8439
Facsimile: (925) 969-2806

Address for all Other Notices:

Bank of America, N.A.
High Technology - SF #3697, Credit Products
Mail Code:  CA5-705-41-01
555 California Street, 41st Floor
San Francisco, CA 94104
Attention: Kevin McMahon
Telephone: (415) 622-8088
Facsimile: (415) 622-2385

AGENT'S PAYMENT OFFICE:

Bank of America, N.A.
(ABA 111-000-012)
Attention: Agency Services - West #5596
Dallas, Texas
For credit to Account No. 3750836479
Account Name: Corporate FTA
Ref: Storage Technology Corporation


BANK OF AMERICA, N.A.,
as a Bank

Domestic and Offshore Lending Office:

Bank of America, N.A.
Agency Services - West #5596
Mail Code: CA4-706-05-09
1850 Gateway Blvd., 5th Floor
Concord, CA 94520-3281
Attention: Michael Costa
Telephone: (925) 675-8439
Facsimile: (925) 969-2806

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America, N.A.
High Technology - SF #3697, Credit Products
Mail Code: CA5-705-41-01
555 California Street, 41st Floor
San Francisco, CA 94104
Attention: Kevin McMahon
Telephone: (415) 622-8088
Facsimile: (415) 622-2514


ABN AMRO BANK N.V.

Domestic and Offshore Lending Office:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attention: Loan Administration
Telephone: (312) 992-5153
Facsimile: (312) 992-5158

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

ABN AMRO Bank N.V.
600 University Street, Suite 2323
Seattle, WA 98101-1129
Attention: Lee-Lee Miao
Telephone: (206) 654-0362
Facsimile: (206) 682-5641


BANK ONE, NA

Domestic and Offshore Lending Office:

Bank One, NA
1 Bank One Plaza
Chicago, IL 60670
Attention: Latanya Driver
Telephone: (312) 732-1395
Facsimile: (312) 732-4840

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank One, NA
777 S. Figueroa Street, 4th Floor
Los Angeles, CA 90017
Attention: Anthony Mathews
Telephone: (213) 683-4957
Facsimile: (213) 683-4999


FLEET NATIONAL BANK

Domestic and Offshore Lending Office:

Fleet National Bank
Mailstop MAOFDO7K
One Federal Street
Boston, MA 02110
Attention: Pauline Kowalczyk
Telephone: (617) 346-0622
Facsimile: (617) 356-0151

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Fleet National Bank
Mailstop 01-08-06
100 Federal Street
Boston, MA 02110
Attention: Michael S. Barclay
Telephone: (617) 434-5163
Facsimile: (617) 484-2473
E-mail: michael_s_barclay@fleet.com


KEYBANK NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

KeyBank N.A.
431 E. Parkcenter Boulevard
Boise, ID 83706
Attention: Specialty Services Team
Telephone: (800) 297-5518
Facsimile: (800) 297-5495

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

KeyBank N.A.
700 Fifth Avenue, 46th Floor
Seattle, WA 98104
Attention: Tom Crandell
Telephone: (206) 684-6037
Facsimile: (206) 684-6035
E-mail: Tom_Crandell@keybank.com


NORWEST BANK COLORADO

Domestic and Offshore Lending Office:

Norwest Bank Colorado
1740 Broadway
C7301-031
Denver, CO 80274
Attention: Sandy Baker
Telephone: (303) 863-5060
Facsimile: (303) 863-6670
E-mail: Sandy.Baker@Norwest.com

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Norwest Bank Colorado
1740 Broadway
C7301-031
Denver, CO 80274
Attention: Darlene A. Evans
Telephone: (303) 863-6213
Facsimile: (303) 863-6670
E-mail: Darlene.Evans@Norwest.com


THE FUJI BANK, LIMITED

Domestic and Offshore Lending Office:

The Fuji Bank, Limited
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Attention: Mindy Tam
Telephone: (213) 253-4139
Facsimile: (213) 253-4178

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Fuji Bank, Limited
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Attention: Richard G. Bushman
Telephone: (213) 253-4182
Facsimile: (213) 253-4178
E-mail: fbklal4@pacbell.net